UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):March 25, 2003 (March 19, 2003)

                           ASI TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)

            Nevada                      0-6428                   88-0105586
            ------                      ------                   ----------
(state or other jurisdiction of    (Commission File    (I.R.S. Empl. Ident. No.)
incorporation or organization)         Number)

 980 American Pacific Drive, Suite #111                         89014
 ---------------------------------------                        -----
         Henderson, Nevada 89014                              (Zip Code)
        -----------------------
(Address of principal executive offices)

                                 (702) 734-1888
                                 --------------
              (Registrant's telephone number, including area code)

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Item 2.  Acquisition or Disposition of Assets.

On March 19, 2003, the Company and Markland Technologies, Inc., a Florida corporation ("Markland"), entered into a Technology Purchase Agreement (the "Agreement") pursuant to which the Company agreed to sell and Markland agreed to purchase the Company's patents, patent applications, equipment, government contract rights and other intellectual property rights comprising the Company's gas plasma antenna technology. The closing of the transaction will occur on the earlier of the date the last of the government contracts are assigned to Markland or ninety days after the date of the Agreement (June 17, 2003). The Company will be responsible for the performance of its obligations under the contracts until they are assigned to Markland and pay Markland all of its revenues from the contracts billed for periods after April 1, 2003. Markland has agreed to use its best efforts to manage and administer the contracts during this period prior to closing and pay the Company a fee of $2,500 per month for administrative support.

In consideration for the sale of the Company's plasma antenna technology, Markland is required to pay the Company $150,000 in cash, $10,000 of which was paid on execution of the Agreement and $10,000 of which is payable every thirty days following the date of execution of the Agreement until the closing, at which time the remaining balance is due and payable. In addition to the cash payment, Markland is required to issue to the Company on closing a number of shares of Markland's common stock equal to the quotient obtained by dividing the sum of $850,000 by 85% of the average market price per share of Markland's common stock during the 20 trading days immediately prior to closing. The Company may be entitled to receive additional shares of Markland common stock in certain circumstances if Markland effects a reverse split of its outstanding stock within 18 months after the closing date or if a registration statement for the shares is delayed.

In connection with the Agreement, the Company and Markland entered into a registration rights agreement entitling the Company to include its shares of Markland common stock in future registration statements filed by Markland under the Securities Act of 1933 in connection with public offerings of Markland common stock. Also in connection with the Agreement, the Company and Markland entered into a sublicense agreement pursuant to which the Company has sublicensed to Markland the right to develop and sell products to certain government, military and homeland security customers in the United States and Canada using the Company's plasma sterilization and decontamination technology.

Delmar Kintner, who has been a consultant to the Company since 1999 assisting in marketing the plasma antenna technology, was appointed CEO and a director of Markland in December 2002.

The closing of the sale of the plasma antenna technology is subject to a number of conditions and the Agreement may be terminated prior to closing under certain circumstances. See the text of the Agreement attached as an Exhibit to this Form 8-K.

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

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial  Statements of Businesses  Acquired - NONE
(b) Pro Forma Financial Information - NONE
(c) Exhibits

 2.1 Technology Purchase Agreement dated March 19, 2003 between the Company and Markland Technologies, Inc.
      Exhibit A - Patents  (omitted)
      Exhibit B - Confidential and Proprietary Information Transferred (omitted) Exhibit C - Equipment Transferred (omitted)
      Exhibit D - Trademarks and Tradenames Transferred (omitted)
      Exhibit E - Government Contracts (omitted)
      Exhibit F - Sublicense Agreement (omitted)
      Exhibit G - Registration Rights Agreement (omitted)


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ASI TECHNOLOGY CORPORATION

Date: March 25, 2003                        By: /s/ JERRY E. POLIS
                                                    --------------
                                                    Jerry E. Polis
                                                    President



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